EXHIBIT 5.1

RE-OFFER PROSPECTUS

EXHIBIT 5.1

Dated October 14, 2011

RE-OFFERING PROSPECTUS

LUX DIGITAL PICTURES, INC.
12021 Wilshire Blvd. #450
Los Angeles, California 90025

50,000,000 Shares of Common Stock

This Prospectus covers 50,000,000 shares of the common stock (“Common Stock”), $0.001 par value, of Lux Digital Pictures, Inc., a Wyoming corporation (“Lux”).  The shares covered by this Prospectus include approximately 5,000,000 that will be issued to Ingo Jucht, Lux’s CEO, in consideration for his management services commencing October 1, 2011.  The balance of the shares covered by this Prospectus are reserved for potential issuance to Mr. Jucht for additional management services that may be provided by him for Lux in the future, and other consultants or officers, directors or employees of Lux for services that may be rendered by them for Lux, as determined by Lux’s Board of Directors from time to time in the future.  Mr. Jucht and other potential issuees of shares of Common Stock covered by this Prospectus are collectively referred to herein as the “Securityholders.”

Lux’s common stock trades on the OTC Bulletin Board under the symbol “LUXD” and the last bid price and ask price on  October 11, 2011 for the Common Stock as reported on the OTC Bulletin Board was $0.0067 and $0.071, respectively.

For a discussion of certain factors that should be considered in connection with an investment in Lux’s Common Stock, see “Risk Factors” beginning on page 3.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Securityholders may from time to time sell all or a portion of the securities offered by this Prospectus in transactions in the over-the-counter market, in negotiated transactions, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, or at negotiated prices. The Securityholders may effect such transactions by selling such securities directly to purchasers or through dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the Securityholders or the purchasers of the securities for whom they may act as agents.

ADDITIONAL INFORMATION

This Prospectus is part of a Registration Statement on Form S-8 (together with all amendments and exhibits (the “Registration Statement”) which has been filed by Lux with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the securities offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, you may read the Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other documents referred to in this Prospectus are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, you may read the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

Lux is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance with the Exchange Act Lux files reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information, as well as the Registration Statement and Exhibits of which this Prospectus is a part, filed by Lux may be inspected and copied at the public reference facilities of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549.  You may obtain copies of such material from the Commission by mail at prescribed rates. You should direct your requests to the Commission’s Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. The Commission maintains a web site that contains reports, proxies, and information statements regarding registrants that file electronically with the Commission. The address of the web site is http://www.secgov. Lux’s Common Stock is traded on the OTC Bulletin Board. Reports and other information concerning Lux can also be obtained at the offices of the National Association of Security Dealers, Inc., Market Listing Section, 1735 K Street, N.W., Washington, D.C. 20006.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Lux hereby incorporates by reference into this Prospectus the following documents previously filed with the Commission:

1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended August 31, 2010.

2.	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended November 30, 2010, February 28, 2011, and May 31 30, 2011.

3.	The Registrant’s S-1/A Registration Statement declared effective by the Securities and Exchange Commission on May 21, 2009.

4.	All other reports filed by the Registrant pursuant to Section 13(a), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since August 31, 2009.

All documents filed by Lux pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering are deemed incorporated by reference in this Prospectus and are a part of this Prospectus from the date of the filing of such documents. See “Additional Information.” Any statement contained in a document incorporated or deemed to be incorporated in this Prospectus by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Lux will provide without charge to each person to whom this Prospectus is delivered, upon request of any such person, a copy of any of the foregoing documents incorporated in this Prospectus by reference, other than exhibits to such documents not specifically incorporated by reference. Written or telephone requests should be directed to Lux’s President at its principal executive offices: Lux Digital Pictures, Inc., 12021 Wilshire Blvd. #450, Los Angeles, California 90025, telephone number (510) 948-4000.

RISK FACTORS

Purchasing shares of Common Stock in Lux Digital Pictures, Inc. entails substantial risk. You should be able to bear a complete loss of your investment. You should carefully consider the following factors, among others.

Forward-Looking Statements

The following cautionary statements are made pursuant to the Private Securities Litigation Reform Act of 1995 in order for Lux to avail itself of the “safe harbor” provisions of that Act. The discussions and information in this Prospectus including the documents incorporated by reference may contain both historical and forward-looking statements. To the extent that the Prospectus contains forward-looking statements regarding the financial condition, operating results, Lux’s business prospects or any other aspect of Lux’s business, please be advised that Lux’s actual financial condition, operating results and business performance may differ materially from that projected or estimated by management in forward-looking statements.  Lux has attempted to identify, in context, certain of the factors that management currently believes may cause actual future experience and results to differ from Lux’s current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, decrease in demand for its motion picture content, intense competition, including entry of new competitors, increased or adverse federal, state and local government regulation, failure by Lux to find distribution for its content or to expand its production capabilities, inadequate capital, unexpected costs, lower revenues and net income than forecast, failure to complete the development of Lux’s business concepts, failure to commercialize or sell any new or existing content or products developed by Lux, failure of Lux to acquire or merge with any other operating businesses, increased costs to produce content and secure talent, failure to obtain marketing and distribution, the risk of litigation and administrative proceedings involving Lux and its employees, higher than anticipated labor costs, the possible fluctuation and volatility of operating results and financial condition, failure to make planned business acquisitions, failure of new businesses, if acquired, to be economically successful, decline in Lux’s stock price, adverse publicity and news coverage, dilution of ownership in Lux through issuance of more of its securities, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be alluded to in this Prospectus or in other reports filed by Lux.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Wyoming in May 2008. We have limited financial resources and only limited revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to fully meet our expenses and totally support our anticipated activities.

We estimate that we will have sufficient capital to operate for the next twelve (12) months and sufficient capital to complete the unfinished motion picture we have in production. We cannot assure you, however, that we will be able to sustain the business for the long term nor that we may not need to obtain additional capital in the future. We can also not assure you that we will be able to obtain any required financing on a timely basis, or if obtainable, that the terms will not materially dilute the equity of our current stockholders. If we are unable to obtain financing on a timely basis, we may have to significantly or entirely curtail our business objectives, which could result in our having to discontinue some of our operations and plans.

WE DEPEND HIGHLY ON OUR CURRENT MANAGER WHO HAS LIMITED EXPERIENCE IN RUNNING A PUBLIC COMPANY SUBJECT TO A MANAGEMENT AGREEMENT.

We depend highly on Ingo Jucht, our President, Treasurer, and Sole Director, who may be difficult to replace. Ingo Jucht who, at this point, only devotes approximately 50% of his time to our business, has only several years of industry experience and has not previously headed a public company. Our plan of operation is dependent upon the continuing support and expertise of Mr. Jucht .

LOSS OF OUR CHIEF EXECUTIVE OFFICER COULD ADVERSLY AFFECT OUR BUSINESS

The loss of Mr. Jucht could slow the growth of our business, or our business may cease to operate at all, which may result in the total loss of investors’ investments in the Company. Mr. Jucht is not, presently, receiving a salary from the Company.  The Company has agreed to pay him certain shares under a new Management Agreement.  It is uncertain if or when he might receive cash compensation from the Company for his management services. . The Company does not anticipate Mr. Jucht receiving a salary in the foreseeable future.

OUR MANAGEMENT HAS LIMITED EXPERIENCE IN RUNNING A PUBLIC COMPANY

Although he has extensive experience in the film industry, our sole officer, Mr. Jucht, has limited experience in running a public company. He is only newly familiar with the reporting requirements of the Securities and Exchange Commission. Mr. Jucht will rely on the expertise of outside counsel and consultants to insure proper filing and the meeting of deadlines.

THERE ARE INCREASED COSTS AND REGULATIONS ASSOCIATED WITH OPERATING A PUBLIC COMPANY AND WITH ONLY ONE OFFICER AND DIRECTOR WE WILL HAVE LIMITED INTERNAL ACCOUNTING CONTROLS.

There are a number of  expenses and costs associated with operating a public company including filing expenses, transfer agent, stock issuance and maintenance costs, accounting, legal and auditing expenses that will materially increase the Company’s operating expenses and make it more difficult for the Company’s businesses to produce operating profits. Our Chief Executive Officer has no prior experience managing a public company. With only one officer and director there will be no internal oversight of the Company’s financial reporting, initially, except from the Company’s outside auditors.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL CONTINUE TO TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is a limited public trading market for our common stock. In the absence of a trading market, an investor may be unable to liquidate their investment.

SINCE A SINGLE STOCKHOLDER WILL BENEFICIALLY OWN THE SIGNIFICANT MAJORITY OF OUR OUTSTANDING COMMON SHARES, THAT SINGLE STOCKHOLDER WILL RETAIN THE ABILITY TO CONTROL OUR MANAGEMENT AND THE OUTCOME OF CORPORATE ACTIONS REQUIRING STOCKHOLDER APPROVAL NOTWITHSTANDING THE OVERALL OPPOSITION OF OUR OTHER STOCKHOLDERS. THIS CONCENTRATION OF OWNERSHIP COULD DISCOURAGE OR PREVENT A POTENTIAL TAKEOVER OF OUR COMPANY THAT MIGHT NEGATIVELY IMPACT THE VALUE OF YOUR COMMON SHARES.

Lux Digital Pictures GmbH Partners (“Lux GmbH”) owns approximately 56% of our outstanding shares of common stock and 100% of the issued and outstanding shares of Preferred Stock.  As a consequence of its controlling stock ownership position, Lux GmbH, through its Operating Manager and representative, Ingo Jucht, will retain the ability to elect a majority of our board of directors, and thereby control our management. Lux GmbH also has the ability to control the outcome of corporate actions requiring stockholder approval, including mergers and other changes of corporate control, any private transactions, and other extraordinary transactions. The concentration of ownership by Lux GmbH could discourage investments in our Company, or prevent a potential takeover of our Company which will have a negative impact on the value of our securities.

BECAUSE OF COMPETITIVE PRESSURES FROM COMPETITORS WITH MORE RESOURCES, LUX DIGITAL PICTURES MAY FAIL TO IMPLEMENT ITS BUSINESS MODEL PROFITABLY.

The independent motion picture business is highly fragmented and extremely competitive. The market for customers is intensely competitive and such competition is expected to continue to increase. We believe that our ability to compete depends upon many factors within and beyond our control, including the timing and market acceptance of new solutions and enhancements to existing businesses developed by us, our competitors, and their advisors.

WE ARE DEPENDENT ON THE POPULARITY OF OUR FILM PRODUCTS.

Our ability to generate revenue and be successful in implementing our business plan is dependent on our ability to develop, produce, acquire and distribute entertainment products that are popular with audiences and sold via distribution channels that are efficient and cost effective.  There is no assurance that our motion pictures or our business in general will be profitable or will generate revenues.

WE MAY BE UNABLE TO COMPETE WITH LARGER OR MORE ESTABLISHED FILM COMPANIES.

We face a large and growing number of competitors in the film and entertainment industry. Many of these competitors have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition, and more established relationships in the industry than does the Company. As a result, certain of these competitors may be in better positions to compete with us for product and audiences. We cannot be sure that we will be able to compete successfully with existing or new competitors.

WE MAY REQUIRE ADDITIONAL FINANCING IN ORDER TO IMPLEMENT OUR BUSINESS PLAN. IN THE EVENT WE ARE UNABLE TO ACQUIRE ADDITIONAL FINANCING, WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN RESULTING IN A LOSS OF REVENUES AND ULTIMATELY THE LOSS OF THE SHAREHOLDERS’ INVESTMENT IN US.

Due to our limited operating history, we will have to use all our existing resources to complete and market our motion picture products and develop our distribution channels.  We may need to raise additional funds to maintain or expand our operations. We may raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders will lose part or all of their investment.

OUR PRODUCTS OR PROCESSES COULD GIVE RISE TO CLAIMS THAT OUR PRODUCTS INFRINGE ON THE RIGHTS OF OTHERS.

We are potentially subject to claims and litigation from third parties claiming that our products or processes infringe their patent, copyrights or other proprietary rights. If any such actions are successful, in addition to any potential liability for damages, we could be required to obtain a license in order to continue to produce, market, use or sell the affected product or process. Litigation, which could result in substantial costs to us, may also be necessary to enforce our proprietary rights and/or to determine the scope and validity of the proprietary rights of others. Any intellectual property litigation would be costly and could divert the efforts and attention of our management and technical personnel, which could have a material adverse effect on our business, financial condition and results of operations. We cannot assure you that infringement claims will not be asserted in the future or that such assertions, if proven to be true, will not prevent us from selling our products or materially and adversely affect our business, financial condition and results of operations. If any such claims are asserted against us, we may seek to enter into a royalty or licensing arrangement. We cannot assure you that a license will be available on commercially reasonable terms, or at all.

WE MAY BE SUBJECT TO CLAIMS OF TRADEMARK INFRINGEMENT, WHICH MAY HARM OUR BUSINESS.

The Company has one current trademark filed and pending for its DigiTheater business concept which is not yet fully developed. We may be subject to legal proceedings alleging claims of trademark infringement in the future. If we must rebrand, it may result in significant marketing expenses and additional management time and resources, which may adversely affect our business.   Additionally, we cannot guarantee that our trademarks will be completely protected. This could cause harm to our brand and ultimately, to us. We could also spend additional time and resources fighting other entities that might infringe upon our trademarks.

WE MAY BE UNABLE TO SCALE OUR OPERATIONS SUCCESSFULLY.

Our plan is to grow rapidly. Our growth will place significant demands on our management and technology development, as well as our financial, administrative and other resources. We cannot guarantee that any of the systems, procedures and controls we put in place will be adequate to support the commercialization of our operations. Our operating results will depend substantially on the ability of our officers and key employees to manage changing business conditions and to implement and improve our financial, administrative and other resources. If we are unable to respond to and manage changing business conditions, or the scale of our products, services and operations, then the quality of our services, our ability to retain key personnel and our business could be harmed.

OUR SHAREHOLDERS ARE LIKELY TO INCUR DILUTION IN THEIR OWNERSHIP OF US AND MAY EXPERIENCE DECLINES IN OUR STOCK PRICE.

We expect to be issuing substantial additional securities in the Company to raise capital and obtain needed services, although there is no assurance that the Company will be able to raise the additional capital or obtain the services that we need.  Additional securities issued by the Company may be in the form of shares of common or preferred stock, or convertible debt, warrants, stock options and other convertible securities.  We have issued and may in the future continue to issue convertible notes that convert at variable conversion prices, based on our public trading price from time to time.  The conversion of these notes will cause dilution and may result in selling pressure on our stock, possibly causing our stock price to decline.  Our shareholders may incur substantial dilution in their ownership of us and experience stock price declines because of additional securities issued by us.

WE HAVE INCURRED AND IN THE FUTURE MAY CONTINUE TO INCUR DEBT.

We have incurred indebtedness and may in the future incur additional indebtedness to finance our business.  It is not expected that such financing will be adequate to sustain our business for more than a limited time.  There is no assurance that we will be able to repay our debt or that we will not lose assets as a result of a default by us on our debt.

MR. JUCHT HAS LIMITED EXPERIENCE IN ALL OF THE ENTERTAINMENT BUSINESSES WE ARE ENTERING AND HE WILL BE RELIANT ON CONSULTANTS AND OTHERS WHO HAVE GREATER MANAGEMENT EXPERIENCE. THE LACK OF EXPERIENCE IN ALL OF THE BUSINESSES WE ARE ENTERING COULD IMPACT OUR RETURN ON INVESTMENT, IF ANY.

As a result of our reliance on Mr. Jucht and his limited experience in developing comparable film businesses, our investors are at risk of losing their entire investment. Mr. Jucht intends to hire personnel in the future who will have the experience required to manage our Company, when the Company is sufficiently capitalized. Until such management is in place, we are reliant upon Mr. Jucht to make the appropriate management decisions.

OUR SHARES OF COMMON STOCK TRADED ON THE PUBLIC MARKET IS A PENNY STOCK.

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. SEC regulations generally define a penny stock to be an equity security that has a market or exercise price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has net tangible assets of at least $100,000, if that issuer has been in continuous operation for three years. Unless an exception is available, the regulations require delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, details of the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations and broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to effecting the transaction and must be given in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for securities that become subject to the penny stock rules. Since our securities are highly likely to be subject to the penny stock rules, should a public market ever develop, any market for our shares of common stock may not be liquid.

BECAUSE OUR SECURITIES ARE SUBJECT TO PENNY STOCK RULES, YOU MAY HAVE DIFFICULTY RESELLING YOUR SHARES.

Since our stock may be subject to penny stock rules, you may have difficulty reselling your shares. Penny stocks are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, which imposes additional sales practice requirements on broker/dealers who sell the Company’s securities including the delivery of a standardized disclosure document, disclosure and confirmation of quotation prices, disclosure of compensation the broker/dealer receives, and furnishing monthly account statements. For sales of our securities, the broker/dealer may be required to make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect our stock price or a shareholder’s ability to dispose of his stock in us.

THIS PROSPECTUS CONTAINS FORWARD LOOKING STATEMENTS WHICH ARE SPECULATIVE IN NATURE.

This Prospectus contains forward-looking statements. These statements relate to future events or our future financial performance. Forward looking statements are speculative and uncertain and not based on historical facts. Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, future results, levels of activity, performance, or achievements cannot be guaranteed. The reader is advised to consult any further disclosures made on related subjects in our future SEC filings.

WE HAVE NOT PAID, AND DO NOT INTEND TO PAY, CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

We have not paid any cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Dividend payments in the future may also be limited by other loan agreements or covenants contained in other securities that we may issue. Any future determination to pay cash dividends will be at the discretion of our board of directors and depend on our financial condition, results

WE WILL NOT RECEIVE ANY PROCEEDS FROM THE INITIAL ISSUANCE OF SHARES COVERED BY THIS PROSPECTUS.

The 1,250,000 Shares initially issued to Lux’s Chief Executive Officer that are covered by this Prospectus are issued for his continuing management services instead of cash compensation. Lux does not expect to receive any capital investment for the issuance of any Shares covered by this Prospectus, as these Shares are generally reserved for issuance in consideration for services to be provided to Lux (other than any services relating to raising capital or investor relations, for which no Shares may be issued).  With regard to the 1,250,000 Shares initially issued pursuant to the Registration Statement on Form S-8 of which this Prospectus is a part, they are being issued to Lux’s Chief Executive Officer for approximately $10,000 of prospective management services performed by him for the Company.  The number of Shares to be issued to Lux’s Chief Executive Officer initially under the Registration Statement covers services through December 31, 2011 and, in accordance with his Management Agreement, he is entitled to the issuance of the same number of shares each successive calendar quarter for a period of three (3) years.  The Company may issue additional Shares to its Chief Executive Officer or others under the Registration Statement from time to time in the future for additional management, legal and other services.

DILUTION

The issuance of the shares contemplated in this Prospectus will dilute existing shareholders of the Company. The annual issuance of 5,000,000 common shares of the Company’s common stock pursuant to the Management Agreement with Ingo Jucht will, based on the number of shares of our common and preferred stock outstanding on the date of this Prospectus, dilute outstanding common shares by approximately 7.46% in the first twelve (12) months after the date of this Prospectus, 6.9% in the second year and 6.4% in the third year.

SECURITYHOLDERS

The following table sets forth the name and address of each owner of more than five percent (5%) of the issued and outstanding capital stock of Lux and each director and executive officer who beneficially owns issued and outstanding capital stock of Lux as of August 31, 2011:

Name and Address of Owners	Number of Shares Beneficially Owned		Percentage Before Issuance of Shares	Percentage After Issuance of Shares(3)
Ingo Jucht, Chairman and Chief Executive Officer as Operating Manager of Lux Digital Pictures GmbH Partners	38,000,000	(1)	56.3%	56.1%

Coleman Family Trust, William Coleman Trustee	5,000,000		7.4%	7.0%

All directors, affiliates and executive officers as a group (two persons)	43,000,000		63.7%	63.17%
__________________________________________________________
Note 1. The number of beneficial shares owned and controlled by Mr. Jucht shall increase by 5,000,000 common shares annually under his Management Agreement with the Company and this Prospectus.

LIMITATION ON LIABILITY AND INDEMNIFICATION OF DIRECTORS

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling the registrant pursuant to the following provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

The Wyoming Corporations Code and Lux’s Bylaws provide that a director of Lux will have no personal liability to Lux or its shareholders for monetary damages for breach of fiduciary duty as a director except (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, or (vi) for an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

Lux’s Bylaws of the Wyoming Corporations Code contain comprehensive provisions for indemnification of directors, officers and agents of Wyoming corporations against expenses, judgments, fines and settlements in connection with litigation. Lux has a policy of providing indemnification for its executive officers, directors and members of its committees, within the scope of the Wyoming Corporations Code. It has entered into indemnification agreements with its executive officers, directors and committee members. Under the Wyoming Corporations Code, other than an action brought by or in the right of Lux, such indemnification is available if it is determined that the proposed indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Lux and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of Lux, such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred if the indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Lux. No indemnification may be made, however, in respect of any claim, issue or matter as to which such person is adjudged to be liable to Lux unless and only to the extent that the court in which the action was brought determines that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that the proposed indemnitee has been successful in defense of any action, suit or proceeding, he must be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the action. Lux’s Articles of Incorporation, as amended, provide for indemnification of the directors and officers of Lux against liabilities to the maximum extent provided by Wyoming law.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the issuance of the shares of Common Stock covered by this Prospectus will be passed upon for Lux by Richardson & Associates, counsel to Lux, 1453 Third Street Promenade, Suite 315, Santa Monica, California, 90401.  Richardson & Associates does not own any shares of Lux’s Common Stock.

EXPERTS

The financial statements and the related supplemental schedules incorporated in this Prospectus by reference from Lux’s Annual Report on Form 10-K for the year ended August 31, 2010 have been audited by Silberstein Ungar, PLLC, independent certified public accountants, as set forth in their report appearing with the financial statements, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. No dealer, salesman or any other person has been authorized by Lux to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made hereby, and if given or made, such information or representations may not be relied upon. The Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than those specifically offered hereby or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction in which such offer or sale would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of Lux since the dates as of which information is furnished or since the date of this Prospectus.